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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of PSINet Inc. of our report dated September 30, 1998 relating to the financial statements of Tokyo Internet Corporation which appears in such Prospectus. We also consent to the references to us under the heading "Experts."

/s/ Price Waterhouse

Tokyo, Japan
December 2, 1998